As filed with the Securities and Exchange Commission on April 17, 2003
                                                     Registration No. 333-

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                          P A L L  C O R P O R A T I O N
             (Exact name of registrant as specified in its charter)

                 New York                                       11-1541330
      (State or other jurisdiction of                        (I.R.S. Employer
      incorporation or organization)                       Identification No.)

                             2200 Northern Boulevard
                           East Hills, New York 11548
                                 (516) 484-5400
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                   ----------

                                Mary Ann Bartlett
                                    Secretary
                                Pall Corporation
                             2200 Northern Boulevard
                           East Hills, New York 11548
                                 (516) 484-5400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                          Carter Ledyard & Milburn LLP
                                  2 Wall Street
                            New York, New York 10005
                        Attention: Heywood Shelley, Esq.
                                ----------------

     Approximate date of commencement of proposed sale to the public: At such time after the effective date of this Registration Statement as the selling stockholder may determine.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

============================================================================================================
Title of  each                                       Proposed           Proposed
class of                                             maximum            maximum            Amount of
 securities to                     Amount to be      offering price     aggregate          registration fee
 be registered                     registered        per unit           offering price
------------------------------------------------------------------------------------------------------------
Common Stock,
  par value $.10 per share......   210,000 shs.        $20.66(1)        $4,338,600(2)      $351
------------------------------------------------------------------------------------------------------------
Common Share Purchase
 Rights.........................   210,000 rights       --   (2)             --   (2)      None
============================================================================================================

------------

         (1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee, on the basis of the average ($20.66) of the high and low prices ($21.00 and $20.32, respectively) of a share of the Registrant's Common Stock on April 15, 2003, as reported for New York Stock Exchange composite transactions.

         (2) Reflected in the offering price of the Common Stock being registered hereby. Until the Distribution Date, as defined in the prospectus herein, the Rights will be transferable only with the Common Stock and will be evidenced by the certificates evidencing the Common Stock.

                                   ----------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              ---------------------

         Pursuant to Rule 429 under the Securities Act of 1933, the prospectus herein is being filed as a combined prospectus satisfying the requirements of that Act and the rules and regulations thereunder for the offering registered on Registration Statement on Form S-3, Registration No. 33-39655. Accordingly, this Registration Statement being currently filed shall act, upon effectiveness, as a post-effective amendment to the said earlier Registration Statement.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED APRIL 17, 2003

PROSPECTUS

                                 254,665 Shares

                          P A L L  C O R P O R A T I O N

                                  Common Stock

                                   ----------

          Selling stockholder State Street Bank & Trust Company, as trustee under the Pall Corporation Cash Balance Pension Plan and the Pall Trinity Micro Pension Plan for Hourly-Rated Factory Employees (collectively, the "Plans"), may sell from time to time up to 254,665 shares (the "Shares") of the common stock, par value $.10 per share, of Pall Corporation pursuant to this prospectus and any required prospectus supplements. The selling stockholder holds the Shares for the benefit of the Plans, which cover employees of Pall Corporation and its subsidiaries. The Shares were delivered to the selling stockholder or its predecessor trustee in satisfaction of all or a portion of Pall Corporation's obligation to make annual contributions to the Plans. See "The Selling Stockholder" and "The Offering and Plan of Distribution."

          The Pall common stock is listed on the New York Stock Exchange (symbol: PLL) and the London Stock Exchange. On April 15, 2003, the last reported sale price of a share of Pall common stock for New York Stock Exchange composite transactions was $21.00.

          The selling stockholder may sell the Shares in brokerage transactions (which may include block trades and ordinary brokers' transactions) on the New York Stock Exchange, in privately negotiated transactions, in the over-the-counter market and otherwise. The price at which the Shares may be sold will be the prevailing market price (plus customary or negotiated brokerage commissions) in the case of brokerage sales executed on the New York Stock Exchange or in the over-the-counter market. See "The Offering and Plan of Distribution."

         This prospectus also relates to 254,665 common share purchase rights. These rights are not currently exercisable and are attached to and transferable only with the Shares sold in this offering. See "Common Share Purchase Rights."

         None of the Securities and Exchange Commission or any state securities commission has approved or disapproved of the securities being offered by this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is ________ __, 2003.

                                TABLE OF CONTENTS
                                                                     Page no.
                                                                     --------

Pall Corporation.........................................................3
The Selling Stockholder..................................................4
The Offering and Plan of Distribution....................................4
Common Share Purchase Rights.............................................5
Legal Matters............................................................5
Experts..................................................................6
Where You Can Find More Information......................................6


                                      * * *

         You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

                                Pall Corporation

          Pall Corporation, incorporated in July 1946, together with its subsidiaries, is a leading supplier of fine filters, principally made by Pall Corporation or its subsidiaries using its proprietary filter media, and other fluid clarification and separations equipment for the removal of solid, liquid and gaseous contaminants from a wide variety of liquids and gases.

          We serve customers in two principal markets: Life Sciences and Industrial. The two principal markets are further divided into five segments:
Blood and BioPharmaceuticals (which comprise the Life Sciences business) and General Industrial, Aerospace and Microelectronics (which comprise the Industrial business).

          During the past five years, we have continued our development and sale of fluid clarification and separations products in a wide variety of markets. Additionally, in fiscal 2002, we acquired the Filtration and Separations Group ("FSG") from United States Filter Corporation, significantly expanding our presence in the Industrial market.

          Pall is a specialty materials and engineering company with the broadest-based filtration, separations and purification capabilities in the world. Our proprietary products are used to discover, develop and produce pharmaceuticals, produce safe drinking water, protect hospital patients, remove white blood cells from blood, enhance the quality and efficiency of manufacturing processes, keep equipment running efficiently and protect the environment. Requirements for product quality, purity, environmental preservation, health and safety apply to a wide range of industries and across geographical borders. We have a 56-year history of commercializing successful products and continue to develop new materials and technologies for the Life Sciences and Industrial markets and their increasingly difficult fluid filtration, purification and separation challenges. We have an array of core materials and technologies that can be combined and manipulated in many ways to solve complex fluid separation challenges. These proprietary materials, coupled with our ability to engineer them into useful forms, are the foundations of our capabilities. Our proprietary materials enable us to provide customers with products that are well matched to their needs, to develop new products and to enter new markets. With the addition of FSG, we have enhanced our library of proprietary materials and technologies with sophisticated offerings such as asymmetric membranes, selective adsorption, melt-blown media, nano ceramic membranes and metallic fiber media.

          Pall actively pursues only those applications in which its products can make a substantial difference to the customer and especially targets projects that will result in real gains in performance and economics. The products sold are principally filters made with proprietary Pall filter media produced by chemical film casting, melt-blowing of polymer fibers, papermaking and metallurgical processes. Metal and plastic housings for our filters and a wide variety of appurtenant devices are also made. Competition is intense in all of our markets and includes many large and small companies in our global markets; however, no one company has a significant presence in all of our markets.

          Pall's principal executive offices are located at 2200 Northern Boulevard, East Hills, New York 11548, and its telephone number at that address is (516) 484-5400.

                             The Selling Stockholder

          The Shares were delivered to the selling stockholder as trustee under the Plans, in satisfaction of all or a portion of Pall's obligation to make annual contributions to the Plans. Included in the Shares are 44,665 shares of Pall common stock which Pall issued and delivered to the selling stockholder's predecessor trustee in partial satisfaction of Pall's obligation to contribute to the Plans or their predecessor plans with respect to Pall's fiscal year ended July 28, 1990. Pall's board of directors, acting by its executive committee, authorized the proper officers of Pall to deliver 210,000 additional Shares to the selling stockholder in partial satisfaction of Pall's obligation to contribute to the Plans with respect to Pall's fiscal year ended August 3, 2002. For purposes of determining the number of Shares to be delivered to the selling stockholder in satisfaction of such obligation, the Shares were valued at the market value of the Pall common stock on the date of delivery to the selling stockholder.

          Reed, Conner & Birdwell, Inc. acts as an investment adviser to the Plans (the "Investment Adviser") and is empowered to direct the selling stockholder, as trustee under the Plans, to sell any or all of the Shares from time to time, and to make delivery of such Shares to the purchasers thereof.


                      The Offering and Plan of Distribution

          Pall will pay all expenses in connection with the sale of the Shares by the selling stockholder. Depending upon market conditions, the selling stockholder may, in the discretion and at the direction of the Investment Adviser, from time to time sell all or some of the Shares.

          The selling stockholder will not sell the Shares at any predetermined price or pursuant to any pre-arranged plan of distribution, the time, price and manner of sale, if any, being in the Investment Adviser's discretion. The Shares may be sold in brokerage transactions (which may include block trades and ordinary brokers' transactions) on the New York Stock Exchange, in privately negotiated transactions, in the over-the-counter market and otherwise. The price at which the Shares may be sold will be the prevailing market price (plus customary or negotiated brokerage commissions) in the case of brokerage sales executed on the New York Stock Exchange or in the over-the-counter market, and the price plus brokerage commissions agreed upon by the parties in the case of privately negotiated transactions.

          Pall has indemnified the Investment Adviser against certain liabilities, including liabilities under the Securities Act of 1933, relating to the sale of the Shares.

          Pall will pay all documentary stamp taxes or transfer taxes, if any, in connection with the initial delivery of the certificates representing the Shares by Pall's transfer agent to the selling stockholder; however, Pall will not be required to pay any such taxes relating to any transfer of Shares following the initial issuance of the certificates representing the Shares. The transfer agent and registrar of the Common Stock is EquiServe, P.O. Box 43012, Providence, Rhode Island 02940.

                          Common Share Purchase Rights

         On November 17, 1989, the board of directors of Pall Corporation, pursuant to a favorable advisory vote of its shareholders, adopted a Shareholder Rights Plan and pursuant thereto declared a dividend of one common share purchase right (a "Right") for each outstanding share of Pall common stock. The distribution was made to the holders of record of common stock outstanding on December 1, 1989, and is being made with respect to all shares of common stock issued thereafter until the earliest to occur of the Distribution Date (as defined below), the date on which the Rights are redeemed, and the expiration date of the Rights (December 1, 2009 unless the expiration date is extended prior to that date).

         Each Right, when it becomes exercisable, will entitle the registered holder to purchase from Pall one share of Pall common stock at a price of $80, subject to adjustment in certain events, including stock splits, occurring subsequent to the date of this prospectus. Until the Distribution Date, the Rights (a) will not be exercisable, (b) will be evidenced by the certificates for the common stock registered in the names of the holders thereof and not by separate Right certificates, and (c) will be transferable with and only with the common stock, and one Right will be associated with each share of common stock, subject to adjustment in certain events.

         The "Distribution Date" is defined as the earlier to occur of (1) 10 days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 20% or more of the outstanding Pall common stock (such person or group being defined as an "Acquiring Person"), or (2) 10 business days (or such later date as may be determined by action of the Board prior to such time as any person or group becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 20% or more of such outstanding common stock.

         The Rights have certain anti-takeover effects. A description of the Rights is set forth in Amendment No. 1, dated April 20, 1999, to Pall's Registration Statement on Form 8-A for the registration of the Rights pursuant to Section 12(b) of the Exchange Act, which Amendment is a document incorporated by reference in this prospectus as provided below.


                                  Legal Matters

         The validity of the Shares has been passed upon for Pall by Carter Ledyard & Milburn LLP, Two Wall Street, New York, New York 10005. Heywood Shelley, counsel to Carter Ledyard & Milburn LLP, is a director of Pall.

                                     Experts

         The consolidated financial statements and schedule of Pall Corporation and its subsidiaries, incorporated in this prospectus by reference to the Annual Report on Form 10-K of Pall Corporation for the fiscal year ended August 3, 2002, have been so incorporated in reliance on the report of KPMG LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.


                       Where You Can Find More Information
         This prospectus is a part of a registration statement on Form S-3, Registration No. 333-_____, which Pall filed with the Securities and Exchange Commission under the Securities Act of 1933. We refer you to this registration statement for further information about Pall and the shares of common stock offered hereby.

         Pall files annual, quarterly and special reports and other information with the Securities and Exchange Commission (Commission File Number 1-4311). These filings contain important information which does not appear in this prospectus. Pall's SEC filings are available over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy these filings at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330, and may obtain copies of Pall's filings from the public reference room by calling (202) 942-8090.

         The SEC allows Pall to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to other documents which Pall has filed or will file with the SEC. We are incorporating by reference in this prospectus

          o Pall's Annual Report on Form 10-K for the fiscal year ended August 3, 2002,

          o Pall's Quarterly Reports on Form 10-Q for the quarterly periods ended November 2, 2002 and February 1, 2003, and

          o the descriptions of the Pall common stock and the common share purchase rights contained in the Amendments No. 1, both dated April 20, 1999, to Pall's Registration Statements on Form 8-A, both dated September 10, 1992, for the registration of the common stock and the common share purchase rights under Section 12(b) of the Securities Exchange Act of 1934, and any updates of the descriptions contained in any registration statement, report or amendment of any registration statement or report which Pall may subsequently file under the Exchange Act.

         All documents which Pall Corporation files with the SEC pursuant to
Section 13(a), 13(c) or 15(d) of the Securities Exchange Act after the date of this prospectus and before the termination of this offering of common stock shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents. Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

         We shall provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to Mary Ann Bartlett, Corporate Secretary, Pall Corporation, 2200 Northern Boulevard, East Hills, New York 11548 (telephone 516-484-5400).

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.      Other Expenses of Issuance and Distribution.

              Estimated expenses to be borne by the Registrant on behalf of the selling stockholder in connection with the offer and sale of the securities being registered are as follows:

         SEC registration fee.....................................      $   351
         Legal fees and expenses..................................       17,500
         Accountants' fees and expenses...........................        5,000
         Miscellaneous............................................        1,149
                                                                         ------
                  Total...........................................      $24,000

Item 15.      Indemnification of Directors and Officers.

         Section 7.02 of the Registrant's Bylaws provides as follows:

                  "Indemnification. The corporation shall indemnify any person made or threatened to be made a party to any action or proceeding, whether civil or criminal (and whether or not by or in the right of the corporation to procure a judgment in its favor), including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, by reason of the fact that such person, or his or her testator or intestate, is or was a director or officer of the corporation or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the corporation, against judgments, fines, amounts paid in settlement, and all expenses, including attorneys' and other experts' fees, costs and disbursements, actually and reasonably incurred by such person as a result of such action or proceeding, or any appeal therein, or actually and reasonably incurred by such person
         (a) in making an application for payment of such expenses before any court or other governmental body, or (b) in otherwise seeking to enforce the provisions of this Section 7.02, or (c) in securing or enforcing such person's rights under any policy of director or officer liability insurance provided by the corporation. However, (i) no indemnification may be made to or on behalf of any such person if a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled; (ii) no indemnification shall be required in connection with the settlement of any pending or threatened action or proceeding, or any other disposition thereof except a final adjudication, unless the corporation has consented to such settlement or other disposition, and (iii) the corporation shall not be obligated to indemnify any person by reason of the adoption of this Section 7.02 if and to the extent such person is entitled to be indemnified under a policy of insurance as such policy would apply in the absence of the adoption of this Section 7.02.

                  "Any expense described in the immediately preceding paragraph that is incurred by any person entitled to indemnification under this
         Section 7.02 shall be paid or reimbursed to such person by the corporation in advance of the final disposition of any related action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount to the corporation to the extent, if any, such person is ultimately found not to be entitled to indemnification.

                  "Notwithstanding any other provision hereof, no amendment or repeal of this Section 7.02, or any other corporate action or agreement which prohibits or otherwise limits the right of any person to indemnification or advancement or reimbursement of reasonable expenses hereunder, shall be effective as to any person until the 60th day following notice to such person of such action, and no such amendment or repeal or other corporate action or agreement shall deprive any person of any right hereunder arising out of any alleged or actual act or omission occurring prior to such 60th day.

                  "The corporation is hereby authorized, but shall not be required, to enter into agreements with any of its directors, officers or employees providing for rights to indemnification and advancement and reimbursement of reasonable expenses, including attorneys' fees, to the extent permitted by law, but the corporation's failure to do so shall not in any manner affect or limit the rights provided for by this
         Section 7.02 or otherwise.

                  "For purposes of this Section 7.02, the term `the corporation' shall include any legal successor to the corporation, including any corporation which acquires all or substantially all of the assets of the corporation in one or more transactions. For purposes of this
         Section 7.02, the corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation or any subsidiary thereof also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines.

                  "The rights granted pursuant to or provided by the foregoing provisions of this Section 7.02 shall be in addition to and shall not be exclusive of any other rights to indemnification and expenses to which any such person may otherwise be entitled by law, contract or otherwise."

         Section 721 of the New York Business Corporation Law (the "B.C.L.") provides that no indemnification may be made to or on behalf of any director or officer of the Registrant if "a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled." Section 7.02 of the Registrant's By-Laws includes the foregoing statutory language.

         The rights granted under Section 7.02 of the By-Laws are in addition to, and are not exclusive of, any other rights to indemnification and expenses to which any director or officer may otherwise be entitled. Under the B.C.L., a New York corporation may indemnify any director or officer who is made or threatened to be made a party to an action by or in the right of such corporation against "amounts paid in settlement and reasonable expenses, including attorneys' fees," actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that a court determines that the director or officer is fairly and reasonably entitled to indemnity (B.C.L. Section 722(c)). A corporation may also indemnify directors and officers who are parties to other actions or proceedings (including actions or proceedings by or in the right of any other corporation or other enterprise which the director or officer served at the request of the corporation) against "judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees," actually or necessarily incurred as a result of such actions or proceedings, or any appeal therein, provided the director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation (or in the case of service to another corporation or other enterprise at the request of such corporation, not opposed to the best interests of such corporation) and, in criminal cases, that he also had no reasonable cause to believe that his conduct was unlawful (B.C.L. Section 722(a)). Any indemnification under Section 722 may be made only if authorized in the specific case by disinterested directors, or by the board of directors upon the opinion in writing of independent legal counsel that indemnification is proper, or by the shareholders (B.C.L. Section 723(b)), but even without such authorization, a court may order indemnification in certain circumstances (B.C.L. Section 724). Further, any director or officer who is "successful, on the merits or otherwise," in the defense of an action or proceeding is entitled to indemnification as a matter of right (B.C.L. Section 723(a)).

         A New York corporation may generally purchase insurance, consistent with the limitations of New York insurance law and regulatory supervision, to indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of the B.C.L., so long as no final adjudication has established that the directors' or officers' acts of active and deliberate dishonesty were material to the cause of action so adjudicated or that the directors or officers personally gained in fact a financial profit or other advantage (B.C.L. Section 726).

         The Registrant has policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act of 1933.

Item 16.      Exhibits.

         The index to exhibits appears immediately following the signature pages of this Registration Statement.

Item 17.      Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) to reflect  in the  prospectus  any facts or events  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume represents no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.); and

               (iii)to include  any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement; and

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of East Hills, State of New York, on the 17th day of April, 2003.


                                            PALL CORPORATION



                                            By:  /s/ Jeremy Hayward-Surry
                                                 ------------------------
                                                     Jeremy Hayward-Surry
                                                         President



                                POWER OF ATTORNEY

         Each person whose signature appears below hereby appoints Eric Krasnoff, John Adamovich and Mary Ann Bartlett, and each of them singly, his or her true and lawful attorneys-in-fact with full power to execute in the name of such person, in the capacities stated below, any and all amendments to this registration statement (including post-effective amendments) and any subsequent related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and generally to do all such things in the name and on behalf of such person, in the capacities stated below, to enable the Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission thereunder, and hereby ratifies and confirms the signature of such person as it may be signed by said attorneys-in-fact, or any one of them, to any and all amendments to this Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the above power of attorney have been signed on April 17, 2003, by the following persons in the capacities indicated.

   Signature                      Title
   ---------                      -----

/s/ Eric Krasnoff
------------------                Chairman of the Board and
    Eric Krasnoff                 Chief Executive Officer
                                  (Principal Executive Officer)
                                  and Director



/s/ John Adamovich, Jr.
------------------------          Chief Financial Officer and Treasurer
    John Adamovich, Jr.           (Principal Financial Officer)



/s/ Lisa Kobarg
----------------                  Chief Corporate Accountant
    Lisa Kobarg                   (Principal Accounting Officer)



/s/ Abraham Appel                 Director
------------------
    Abraham Appel



/s/ Daniel J. Carroll, Jr.        Director
---------------------------
    Daniel J. Carroll, Jr.



/s/ John H.F. Haskell, Jr.        Director
---------------------------
    John H.F. Haskell, Jr.



/s/ Jeremy Hayward-Surry          Director
-------------------------
    Jeremy Hayward-Surry

   Signature                      Title
   ---------                      -----


/s/ Ulric Haynes, Jr.             Director
-----------------------
    Ulric Haynes, Jr.



/s/ Edwin W. Martin, Jr.          Director
-------------------------
    Edwin W. Martin, Jr.



/s/ Katharine L. Plourde          Director
--------------------------
    Katharine L. Plourde



/s/ Heywood Shelley               Director
--------------------
    Heywood Shelley



/s/ Edward L. Snyder              Director
---------------------
    Edward L. Snyder



/s/ Edward Travaglianti
-------------------------
    Edward Travaglianti           Director



/s/ James D. Watson               Director
--------------------
    James D. Watson

                                  EXHIBIT INDEX


Exhibit No.
-----------

(4)(a)* Rights Agreement dated as of November 17, 1989, between the Registrant and United States Trust Company of New York, as Rights Agent, filed as Exhibit I to the Registrant's Registration Statement on Form 8-A (File No. 1-4311) dated September 10, 1992, for the registration of the Common Share Purchase Rights pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "Form 8-A")

(4)(b)* Amendment No. 1, dated as of April 20, 1999, to the above listed Rights Agreement, filed as Exhibit II to Amendment No. 1, dated April 20, 1999, to the Form 8-A

(5)           Opinion of Carter Ledyard & Milburn LLP

(23)(a)       Consent of Carter Ledyard & Milburn LLP (included in
              Exhibit 5)

(23)(b)       Consent of KPMG LLP

(24) Powers of Attorney (included in the signature pages of this Registration Statement)

----------------

* Incorporated herein by reference.